3rd Quarter 2025 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward- looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward- looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behaviors of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeovers; the success and timing of our business strategies and plans; our outlook and long- term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified and granular loan portfolio among geographies and product lines • Stable deposit base with 30.4% noninterest-bearing deposits • Experienced executive team with skills and leadership to continue to grow organically • Focus on shareholder value with 14% annualized tangible book value growth over the last five years Strong History of Earnings 2 $1.44 $1.37 $1.27 $1.60 $1.54 1.49% 1.42% 1.36% 1.65% 1.56% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 3Q24 4Q24 1Q25 2Q25 3Q25 Diluted EPS ROA Growth Focused $24.3 $24.1 $24.5 $24.6 $25.1 $37.51 $38.59 $39.78 $41.32 $42.90 $22.0 $22.5 $23.0 $23.5 $24.0 $24.5 $25.0 $25.5 $36.00 $38.00 $40.00 $42.00 $44.00 3Q24 4Q24 1Q25 2Q25 3Q25 Earnings Assets (Billions) Tangible Book Value per Share

Southeast Scarcity Value 3 1 – Census data obtained from S&P Global Market Intelligence 2 -- Historical and projected population change from S&P Capital and Claritas Grey areas represent MSAs in the top 25% of projected population growth where Ameris has branches. (2) Top Southeast Market Share • Scarcity value in strong Southeast markets projected to grow faster than the national average(1) • #1 deposit market share in Atlanta for banks under $50 billion in assets • #2 deposit market share in Jacksonville for banks under $50 billion in assets • #1 deposit market share in Savannah for banks under $50 billion in assets • Increasing deposit market share by 1% in Atlanta, Jacksonville and Savannah (our top three markets) would be $3.7 billion of additional deposits Population Growth in our Markets Outpaces National Average

49.2% Efficiency Ratio 1.7x National Growth Markets(3) 1.62% Allowance for Credit Losses 13.2% CET1 Ratio(2) 14% 5-yr TBV(1) CAGR 14.6% ROTCE(1) 24% Fees to Revenue Disciplined and Focused Mgmt Team 11.3% TCE/TA Ratio(1) 30.4% NIB Deposits 3.80% Net Interest Margin 1.56% ROA 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Regulatory capital ratios are estimated for most recent period end 3 – Ameris Southeast Markets projected to grow approximately 1.7x the national average over the next five years per census data obtained from S&P Global Market Intelligence4 Why Ameris? Leading Industry Performance

22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 35.79 37.51 38.59 39.78 41.32 42.90 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Tangible Book Value/Share Delivering Shareholder Value Tangible Book Value Growth 5 • Management remains laser focused on growing shareholder value • Over the past five year, TBV(1) has grown by 14% annualized • TBV(1) increased $1.58 per share in 3Q25: • $1.35 from retained earnings • $0.18 from impact of AOCI • $0.05 from all other 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

1 – Regulatory capital ratios are estimated for most recent period end 2 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 3 – Growth rate calculated from comparable prior period 4 – Annualized for interim periods 6 History of Consistent Performance 2020 2021 2022 2023 2024 2020 – 2024 (5 Year) Average YTD 3Q25 ROA 1.36% 1.73% 1.47% 1.06% 1.38% 1.40% 1.52% ROTCE(2) 17.2% 20.6% 17.8% 12.2% 14.4% 16.5% 14.5% Net Interest Margin 3.70% 3.32% 3.76% 3.61% 3.56% 3.59% 3.77% Net Interest Income Growth(3) 26.2% 2.8% 22.2% 4.2% 1.7% 11.4% 10.2% Efficiency Ratio 55.2% 54.9% 51.7% 53.7% 53.2% 53.7% 51.2% Fees/Revenue 41.2% 35.8% 26.2% 22.5% 25.7% 30.3% 23.2% NIB Deposits/Total Deposits 36.3% 39.5% 40.7% 31.3% 29.9% 35.6% 30.4% CET1 Ratio(1) 11.1% 10.5% 9.9% 11.2% 12.7% 11.1% 13.2% TCE Ratio(2) 8.5% 8.0% 8.7% 9.6% 10.6% 9.1% 11.3% CRE Concentration 251% 291% 292% 282% 268% 277% 261% Allowance for Credit Losses/Total Loans 1.38% 1.06% 1.04% 1.52% 1.63% 1.32% 1.62% Net Charge Offs/Total Loans(4) 0.31% 0.04% 0.08% 0.25% 0.19% 0.17% 0.15% 5 Year Performance Metrics

3Q 2025 Operating Highlights 7 • Net income of $106.0 million, or $1.54 per diluted share • Return on average assets ("ROA") of 1.56% • Return on average tangible common equity (1) ("ROTCE") of 14.57% • Tangible book value(1) growth of $1.58 per share, or 15.2% annualized, to $42.90 at September 30, 2025 • TCE ratio(1) of 11.31%, compared with 10.24% one year ago • Net interest margin (TE) expansion of 3bps to 3.80% • Efficiency ratio improved to 49.19% • Total revenue increased $13.5 million, or 17.8% annualized, from 2Q25 • Growth in earnings assets of $469.8 million, or 7.6% annualized • Loan growth of $216.9 million, or 4.1% annualized • Noninterest-bearing deposits remain strong at 30.4% of total deposits at September 30, 2025 • Annualized net charge-offs stable at 0.14% of average total loans 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

3Q 2025 Financial Highlights 8 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix (dollars in thousands, except per share data) 3Q25 2Q25 Change 3Q24 Change 2025 2024 Change Net Income $106,029 $109,834 -3% $ 99,212 7% $ 303,798 $ 264,309 15% Adjusted Net Income(1) $105,289 $109,444 -4% $ 95,187 11% $ 302,777 $ 251,562 20% Net Income Per Diluted Share $ 1.54 $ 1.60 -4% $ 1.44 7% $ 4.41 $ 3.83 15% Adjusted Net Income Per Share(1) $ 1.53 $ 1.59 -4% $ 1.38 11% $ 4.40 $ 3.64 21% Return on Assets 1.56% 1.65% -5% 1.49% 4% 1.52% 1.36% 12% Adjusted Return on Assets(1) 1.55% 1.64% -6% 1.43% 8% 1.52% 1.30% 17% Return on Equity 10.61% 11.40% -7% 10.91% -3% 10.48% 9.98% 5% Return on TCE(1) 14.57% 15.82% -8% 15.63% -7% 14.53% 14.47% 0% Adjusted Return on TCE(1) 14.46% 15.76% -8% 14.99% -4% 14.48% 13.77% 5% Efficiency Ratio 49.19% 51.63% -5% 53.49% -8% 51.16% 53.52% -4% Adjusted Efficiency Ratio(1) 49.47% 51.58% -4% 54.25% -9% 51.18% 54.61% -6% Net Interest Margin 3.80% 3.77% 1% 3.51% 8% 3.77% 3.53% 7% Quarter to Date Results Year To Date Results

Strong Net Interest Margin 9 • Net interest margin improved 3bps to 3.80% in the third quarter of 2025 • Net interest income (TE) grew by $6.2 million in 3Q25 • Interest income (TE) increased $7.4 million • Interest expense increased $1.2 million • Average earning assets increased 3.0% annualized Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity continues near neutrality in preparation for further potential FOMC rate changes: • -0.6% asset sensitivity in -100bps • -0.3% asset sensitivity in -50bps • +0.4% asset sensitivity in +50bps • +0.8% asset sensitivity in +100bps • Approximately $12.1 billion of total loans reprice within one year through either maturities or floating rate indices $215.0 $222.8 $222.8 $232.7 $238.9 3.51% 3.64% 3.73% 3.77% 3.80% 3.00% 3.50% 4.00% 4.50% $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 3Q24 4Q24 1Q25 2Q25 3Q25 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 10 • Strong revenue base of net interest income from core banking division and lines of business • Additional noninterest revenue provided by our diversified lines of business Mortgage Banking Activity • Mortgage banking activity represented a stable 13% of total revenue in 3Q25 • Purchase business represented 82% in 3Q25 due to strong core relationships with builders and realtors • Gain on sale margin moved to 2.20% in 3Q25 from 2.22% in 2Q25 Other Noninterest Income • Other Noninterest Income includes: • Fee income from equipment finance • Gains on sale of SBA loans • BOLI income • Gain on sale of securities Strong Revenue Stream 76% 76% 78% 77% 76% 13% 13% 12% 13% 13% 11% 11% 10% 10% 11% $284.7 $291.7 $286.8 $301.7 $315.2 0% 20% 40% 60% 80% 100% 120% 3Q24 4Q24 1Q25 2Q25 3Q25 Revenue Sources (Tax-Equivalent) (in millions) Net Interest Income (TE) Mortgage Banking Activity Other Noninterest Income 2.17% 2.40% 2.17% 2.22% 2.20% 2.00% 2.10% 2.20% 2.30% 2.40% 2.50% 3Q24 4Q24 1Q25 2Q25 3Q25 Mortgage Gain on Sale Margin

Disciplined Expense Control Noninterest Expense and Efficiency Ratio Expense Highlights 11 • Management continues to deliver high performing operating efficiency • Efficiency ratio of 49.19% in 3Q25 • 244bps improvement compared with 51.63% in 2Q25 • 430bps improvement compared with 53.49% in 3Q24 • Positive operating leverage on margin expansion and noninterest income helped drive lower efficiency ratio • Total expenses decreased $700,000 in 3Q25 compared with 2Q25: • Core bank expenses increased $2.1 million mostly due to higher compensation costs and employee benefits • Lines of business expenses decreased $2.8 million due to reduced commission expense $109.9 $110.6 $111.6 $111.9 $114.0 $41.9 $41.4 $39.4 $43.4 $40.6 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 3Q24 4Q24 1Q25 2Q25 3Q25 Noninterest Expense (in millions) Banking LOBs 53.49% 52.26% 52.83% 51.63% 49.19% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 3Q24 4Q24 1Q25 2Q25 3Q25 Efficiency Ratio

Granular Core Deposit Base 12 Deposits by Product Type • Total deposits increased $295.4 million, or 5.3% annualized, during 3Q25: • Non-brokered, non-public fund deposits increased $355.4 million • Seasonal outflows of public funds totaled $126.7 million • Brokered CDs increased $66.7 million, and represent only 5% of total deposits • Noninterest-bearing deposits remained strong at 30.4% of total deposits • Granular deposit base with $45,364 average account size over approximately 490,000 accounts 3Q25 Highlights Deposits by Customer Consumer 34% Commercial 46% Public 15% Brokered 5% 3Q25 Deposit Type Balance (in 000s) % of Total Count Average per account NIB 6,757,233$ 30.4% 312,699 21,609$ NOW 4,097,039 18.4% 41,981 97,593 Total Checking (NIB/NOW) 10,854,272 48.8% 354,680 30,603 MMDA 7,089,823 31.9% 33,120 214,065 Savings 750,682 3.4% 63,109 11,895 CD 3,533,301 15.9% 39,080 90,412 Total 22,228,078$ 100% 489,989 45,364$

Capital Strength 13 Capital Highlights • The Company remains well capitalized • Minimal impact from unrealized gains/losses, as the bond portfolio has unrealized gains of $9.9 million • TCE ratio of 11.3% and CET1 ratio of 13.2% are strong and above peer levels • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Redeemed $74 million of subordinated debt at the bank level in September 2025 • Redeemed an additional subordinated debt issuance totaling $110 million in October 2025 • Repurchased 125,900 shares during the quarter for a total of $8.5 million • Board authorized new $200 million share repurchase program in October 2025 • As of October 2025, capital stack comprised of only common equity and approximately $133.8 million of trust preferred debt Capital ratios are estimated for most recent period end 10.4% 10.7% 11.0% 11.1% 11.4% 12.2% 12.7% 12.9% 13.0% 13.2% 15.4% 15.4% 15.6% 15.4% 15.1% 3Q24 4Q24 1Q25 2Q25 3Q25 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

Loan Diversification and Credit Quality

Diversified Loan Portfolio 3Q25 Loan Portfolio 15 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Portfolio is spread across over 157,000 loans with an average size of ~$135,000 • Asset quality metrics remain stable and better than historical averages • CRE and C&D concentrations were 261% and 42%, respectively, compared with 261% and 45%, respectively, at 2Q25 • Non-owner-occupied office loans totaled $1.38 billion at 3Q25, or 6.5% of total loans • Allowance for Credit Losses (ACL) on loans is 1.62% of total loans • Limited exposure to non-mortgage consumer loans and HELOCs Portfolio HighlightsAgriculture 1% C&I 26% Municipal 2% Consumer 1% Investor CRE 25% OO CRE 8% Construction 7% Multi-Family 9% HELOC 2% SFR Mortgage 19% $21.3 Billion

Loan Balance Changes 3Q25 Loan Balance Changes 16 • Loan balances increased $217 million, or 4.1% annualized, during 3Q25 • Increase in Investor CRE and Multi-Family is the result of new production and construction loans moving to term financing • Increases in C&I were largely attributable to fundings of both traditional C&I and premium finance loans • 3Q25 exhibited the highest production levels since 2022 • 8% increase from 2Q25 • 35% increase from 3Q24 (in millions) (1) C&I includes premium finance, mortgage warehouse, traditional C&I, CSVLI, and equipment finance $159 $156 $68 $6 $(48) $(50) $(75) $(100) $(50) $- $50 $100 $150 $200 C&I (1) Investor CRE Multi-Family Other OO CRE RE - RES Construction

Allowance for Credit Losses 17 • The ACL on loans totaled $345.3 million, or 1.62%, at 3Q25 • During 3Q25, the Company recorded provision expense of $22.6 million, which included $11.4 million of provision on unfunded commitments due to strong 3Q25 production • The September economic forecasts used in the ACL model were equally weighted between the baseline and S2 adverse scenarios 3Q25 CECL Reserve Reserve Summary (in millions) 3Q25 Allowance Coverage Outstanding Balance ACL ACL % Gross Loans $21,258.4 $345.3 1.62% Unfunded Commitments $4,210.2 $47.0 1.12% (dollars in millions) 1.44% 1.52% 1.55% 1.60% 1.60% 1.63% 1.67% 1.62% 1.62% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $250 $275 $300 $325 $350 $375 $400 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 ACL - Loans ACL - Unfunded Commitments ACL - Loans / Total Loans

NPA / Charge-Off Trend 18 • Government guaranteed mortgages represent 31.8% of all NPAs • NPAs, as a percentage of total assets, were 0.40% at 3Q25 • NPAs net of GNMA mortgages, as a percentage of total assets, were 0.33% at 3Q25 • Net charge-offs totaled $7.4 million, or 0.14% annualized, in 3Q25 Credit Summary ($ in millions) 0.44% 0.47% 0.44% 0.36% 0.40% 0.41% 0.42% 0.38% 0.32% 0.33% 0.25% 0.30% 0.35% 0.40% 0.45% 0.50% 3Q24 4Q24 1Q25 2Q25 3Q25 Non-Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.15% 0.17% 0.18% 0.14% 0.14% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 3Q24 4Q24 1Q25 2Q25 3Q25 Net Charge-Offs Net Charge-offs NCO Ratio (Annualized)

Problem Loan Trends 19 • Total criticized loans (including special mention), excluding GNMA- guaranteed mortgage loans, decreased $28.7 million, or 13.7%, in 3Q25 • Classified loans, excluding GNMA-guaranteed mortgage loans, increased approximately $774,000, or 0.5%, in 3Q25 • Nonperforming loans, excluding GNMA-guaranteed mortgage loans, increased $2.9 million, or 3.4%, in 3Q25 • The largest component of classified and nonperforming loans at 3Q25 was residential mortgages including government guaranteed Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans. Ratios expressed as a percentage of total loans net of GNMA-backed mortgage loans. 1.34% 1.30% 1.09% 0.99% 0.85% 0.74% 0.77% 0.73% 0.68% 0.67% 0.47% 0.52% 0.49% 0.40% 0.41% $0 $50 $100 $150 $200 $250 $300 $350 3Q24 4Q24 1Q25 2Q25 3Q25 Criticized Loans Classified Loans Nonperforming Loans % Criticized ACL Coverage 192% Classified ACL Coverage 242% NPL ACL Coverage 399%

Term Investor CRE • Past due investor CRE loans were 0.09% and NPLs were 0.02% at 3Q25 • Investor CRE portfolio is well diversified with over 80% of CRE loans located in MSAs in the Bank’s footprint, which exhibit population growth forecasts exceeding the national average 20 Highlights (1) Results based on stabilized term loans, or 59% of total Investor CRE loans Investor CRE Outstanding $7.19 B Unfunded $0.21 B Total Committed Exposure $7.4 B Average Loan Size $4.16 M Allowance Coverage 1.49% PD Ratio 0.09% NPL Ratio 0.02% Criticized Ratio 0.54% Criticized ACL Coverage 275% Average LTV (1) 57% Average DSC (1) 1.62 Multi-Family $2,033 Office $1,317 Retail - Anchored $1,192 Retail - Non Anchored $956 Warehouse / Industrial $940 Hotel $416 All Other CRE $548 Investor CRE by Property Type GA $2,480 FL $2,498 SC $881 NC $690 All Other $851 Investor CRE by Property Location (dollars in millions)

Office Portfolio • Past due investor office loans were 0.02% and there were no nonperforming loans at 3Q25 21 Highlights (1) Results based on stabilized term loans, or 90% of term office loans Investor Office Construction $129.7 Investor CRE $1,254.2 Owner- Occupied $458.6 Total Office Portfolio by Loan Type Class A 53% Medical 18% Class B 28% Class C 1% Investor Office Portfolio by Property Class Outstanding $1.38 B Unfunded $0.11 B Total Committed Exposure $1.49 B Average Loan Size $3.71 M Allowance Coverage 3.82% PD Ratio 0.02% NPL Ratio 0.00% Criticized Ratio 2.40% Criticized ACL Coverage 159% Average LTV (1) 58% Average DSC (1) 1.63 Class A & Medical (1) 71%

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date			Year to Date	
	3Q25	2Q25	3Q24	2025	2024
Net Income	$ 106,029	$ 109,834	$ 99,212	$ 303,798	$ 264,309
Adjustment items					
Gain on sale of MSR	(125)	(356)	(5,245)	(467)	(9,958)
Gain on conversion of Visa Class B-1 stock	-	-	-	-	(12,554)
Gain on BOLI proceeds	(390)	-	-	(401)	(1,464)
FDIC special assessment	(318)	(138)	-	(318)	2,014
Tax effect of adjustment items	93	104	1,070	165	4,273
After tax adjustment items	(740)	(390)	(4,025)	(1,021)	(17,539)
Tax expense attributable to BOLI restructuring	-	-	-	-	4,792
Adjusted Net Income	$ 105,289	$ 109,444	$ 95,187	$ 302,777	$ 251,562
Weighted average number of shares - diluted	68,665,669	68,796,577	69,066,298	68,830,787	69,031,666
Net income per diluted share	$ 1.54	$ 1.60	$ 1.44	$ 4.41	$ 3.83
Adjusted net income per diluted share	$ 1.53	$ 1.59	$ 1.38	$ 4.40	$ 3.64
Average assets	26,972,134	26,757,322	26,442,984	26,655,680	25,899,617
Return on average assets	1.56%	1.65%	1.49%	1.52%	1.36%
Adjusted return on average assets	1.55%	1.64%	1.43%	1.52%	1.30%
Average common equity	3,964,207	3,865,031	3,618,052	3,876,404	3,537,559
Average tangible common equity	2,887,961	2,784,819	2,525,421	2,796,180	2,440,619
Return on average common equity	10.61%	11.40%	10.91%	10.48%	9.98%
Return on average tangible common equity	14.57%	15.82%	15.63%	14.53%	14.47%
Adjusted return on average tangible common equity	14.46%	15.76%	14.99%	14.48%	13.77%

23

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date					Year to Date	
	3Q25	2Q25	1Q25	4Q24	3Q24	2025	2024
Adjusted Noninterest Expense							
Total noninterest expense	$ 154,566	$ 155,260	$ 151,034	$ 151,949	$ 151,777	$ 460,860	$ 455,845
Adjustment items:							
FDIC special assessment	318	138	(138)	559	-	318	(2,014)
Natural disaster expenses	-	-	-	(400)	(150)	-	(150)
Gain on sale of premises	-	-	-	(1,203)	-	-	-
Adjusted noninterest expense	$ 154,884	$ 155,398	$ 150,896	$ 150,905	$ 151,627	$ 461,178	$ 453,681
Total Revenue							
Net interest income	$ 237,964	$ 231,813	$ 221,839	$ 221,821	$ 214,060	$ 691,616	$ 627,369
Noninterest income	76,274	68,911	64,023	68,959	69,709	209,208	224,298
Total revenue	$ 314,238	$ 300,724	$ 285,862	$ 290,780	$ 283,769	$ 900,824	$ 851,667
Adjusted Total Revenue							
Net interest income (TE)	$ 238,917	$ 232,741	$ 222,767	$ 222,773	$ 215,028	$ 694,425	$ 630,247
Noninterest income	76,274	68,911	64,023	68,959	69,709	209,208	224,298
Total revenue (TE)	$ 315,191	$ 301,652	$ 286,790	$ 291,732	$ 284,737	$ 903,633	$ 854,545
Adjustment items:							
(Gain) loss on securities	(1,581)	-	(40)	16	8	(1,621)	(12,320)
Gain on BOLI proceeds	(390)	-	(11)	-	-	(401)	(1,464)
Gain on sale of mortgage servicing rights	(125)	(356)	14	(536)	(5,245)	(467)	(9,958)
Adjusted total revenue (TE)	$ 313,095	$ 301,296	$ 286,753	$ 291,212	$ 279,500	$ 901,144	$ 830,803
Efficiency ratio	49.19%	51.63%	52.83%	52.26%	53.49%	51.16%	53.52%
Adjusted efficiency ratio (TE)	49.47%	51.58%	52.62%	51.82%	54.25%	51.18%	54.61%

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25 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 3Q25 2Q25 1Q25 4Q24 3Q24 Total shareholders' equity 4,016,701$ 3,917,678$ 3,823,802$ 3,751,522$ 3,681,368$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 58,703 62,582 66,658 70,761 74,941 Total tangible shareholders' equity 2,942,352$ 2,839,450$ 2,741,498$ 2,665,115$ 2,590,781$ Period end number of shares 68,587,742 68,711,043 68,910,924 69,068,609 69,067,019 Book value per share (period end) 58.56$ 57.02$ 55.49$ 54.32$ 53.30$ Tangible book value per share (period end) 42.90$ 41.32$ 39.78$ 38.59$ 37.51$ Total assets $ 27,099,829 $ 26,680,153 $ 26,514,940 $ 26,262,050 $ 26,399,782 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 58,703 62,582 66,658 70,761 74,941 Total tangible assets 26,025,480$ 25,601,925$ 25,432,636$ 25,175,643$ 25,309,195$ Equity to Assets 14.82% 14.68% 14.42% 14.28% 13.94% Tangible Common Equity to Tangible Assets 11.31% 11.09% 10.78% 10.59% 10.24% Quarter to Date

26 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2020 2021 2022 2023 2024 Return on Tangible Common Equity Net Income 261,988$ 376,913$ 346,540$ 269,105$ 358,685$ Average common equity 2,531,419 2,827,669 3,083,081 3,313,361 3,583,390 Average tangible common equity 1,520,303 1,826,433 1,947,222 2,200,883 2,488,588 Return on average common equity 10.3% 13.3% 11.2% 8.1% 10.0% Return on average tangible common equity 17.2% 20.6% 17.8% 12.2% 14.4% (dollars in thousands) 2020 2021 2022 2023 2024 Total shareholders' equity 2,647,088$ 2,966,451$ 3,197,400$ 3,426,747$ 3,751,522$ Less: Goodwill 928,005 1,012,620 1,015,646 1,015,646 1,015,646 Other intangibles, net 71,974 125,938 106,194 87,949 70,761 Total tangible shareholders' equity 1,647,109$ 1,827,893$ 2,075,560$ 2,323,152$ 2,665,115$ Total assets $ 20,438,638 $ 23,858,321 $ 25,053,286 $ 25,203,699 $ 26,262,050 Less: Goodwill 928,005 1,012,620 1,015,646 1,015,646 1,015,646 Other intangibles, net 71,974 125,938 106,194 87,949 70,761 Total tangible assets 19,438,659$ 22,719,763$ 23,931,446$ 24,100,104$ 25,175,643$ Equity to Assets 13.0% 12.4% 12.8% 13.6% 14.3% Tangible Common Equity to Tangible Assets 8.5% 8.0% 8.7% 9.6% 10.6%

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	As of 3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23
Total shareholders' equity	$ 4,016,701	$ 3,917,678	$ 3,823,802	$ 3,751,522	$ 3,681,368	$ 3,566,614	$ 3,484,738	$ 3,426,747	$ 3,347,069	$ 3,284,630	$ 3,253,195
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	58,703	62,582	66,658	70,761	74,941	79,120	83,527	87,949	92,375	96,800	101,488
Total tangible shareholders' equity	$ 2,942,352	$ 2,839,450	$ 2,741,498	$ 2,665,115	$ 2,590,781	$ 2,471,848	$ 2,385,565	$ 2,323,152	$ 2,239,048	$ 2,172,184	$ 2,136,061
Period end number of shares	68,587,742	68,711,043	68,910,924	69,068,609	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863
Book value per share (period end)	$ 58.56	$ 57.02	$ 55.49	$ 54.32	$ 53.30	$ 51.64	$ 50.42	$ 49.62	$ 48.41	$ 47.51	$ 46.89
Tangible book value per share (period end)	$ 42.90	$ 41.32	$ 39.78	$ 38.59	$ 37.51	$ 35.79	$ 34.52	$ 33.64	$ 32.38	$ 31.42	$ 30.79

	As of 4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20
Total shareholders' equity	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 2,837,004	$ 2,757,596	$ 2,647,088	$ 2,564,683
Less:										
Goodwill	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	928,005	928,005	928,005	928,005	928,005
Other intangibles, net	106,194	110,903	115,613	120,757	125,938	60,396	63,783	67,848	71,974	76,164
Total tangible shareholders' equity	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,845,216	$ 1,761,743	$ 1,647,109	$ 1,560,514
Period end number of shares	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546
Book value per share (period end)	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.06	$ 36.91
Tangible book value per share (period end)	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 22.46

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